Exhibit 99.1

7961 Shaffer Parkway
Suite 5
Littleton, CO 80127
Phone: 720-981-1185	Trading Symbol: VGZ
Fax: 720-981-1186	Toronto and NYSE MKT Stock Exchanges

________________NEWS_______________

Vista Gold Corp. Completes Previously Announced US$17.3 Million Bought Deal Offering of Units

Denver, Colorado, August 8, 2016 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT: VGZ) (TSX: VGZ) is pleased to announce that it has closed its previously announced public offering (the “Offering”) of units (the “Units”) made pursuant to an underwriting agreement dated August 2, 2016 between the Company and Cantor Fitzgerald Canada Corporation and Rodman & Renshaw a unit of H.C. Wainwright & Co., LLC, acting as co-lead underwriters and joint book-running managers and Sprott Private Wealth LP, Roth Capital Partners, LLC and Jet Capital Advisors, LLC as co-managers (collectively, the “Underwriters”).

Pursuant to the Offering, the Company sold an aggregate of 12,362,500 Units at a price of US1.40 per Unit for gross proceeds of US$17,307,500. The Units sold include 1,612,500 Units sold pursuant to the exercise, in full, of the over-allotment option that was granted to the Underwriters. Each Unit consists of one common share in the capital of the Company (a “Share”) and one-half of one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Share at the exercise price of US$1.92 per Share, subject to adjustment in certain circumstances, for a period of 36 months after the closing of the Offering.

The Company intends to allocate the net proceeds from the Offering to pursue completion of the permitting and to perform selected technical studies that the Company believes will further de-risk the Mt Todd gold project, enhance the Mt Todd project economics and prepare the project for development if and when economic conditions warrant. Remaining proceeds will be used for working capital requirements and/or for other general corporate purposes which include ongoing regulatory, legal and accounting expenses, management and administrative expenses, and other corporate initiatives.

The Offering was completed by way of a prospectus supplement and an accompanying short form base shelf prospectus in all of the provinces of Canada, other than Québec, and was offered in the United States pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, Units, Warrants or Shares in any state or province in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state, province, or other jurisdiction.

About Vista Gold Corp.

The Company is a well-funded gold project developer. Our principal asset is our flagship Mt Todd gold project in Northern Territory, Australia where we continue to work to identify opportunities to improve project economics with the goal of advancing the project toward development. We also hold approximately 4.4% of the outstanding common shares of Midas Gold Corp., non-core projects in Mexico and the United States and royalty interests in Indonesia. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, statements with respect to the expected closing date of the Offering and the use of proceeds from the Offering are forward-looking statements and forward-looking information; and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our understanding and belief of the current market conditions, approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, the use the proceeds from the Offering as expected, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2016 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.